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                                                                    EXHIBIT 16.1



                          [ORTON & COMPANY LETTERHEAD]




January 25, 2000

Securities & Exchange Commission
Washington, D.C.



Gentlemen:

I have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on January 25, 2000 filed by our former client, American Absorbents Natural Products, Inc. I agree with the statements made in response to that item insofar as they relate to my firm.

Sincerely,

/s/ ORTON & COMPANY